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                                                                    Exhibit 23.1


                               LETTER OF CONSENT


To the Board of Directors and Stockholders of Bcom3 Group, Inc.:




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 30, 2001 included in Bcom3 Group, Inc.'s Form 10 for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP
Arthur Andersen LLP


New York, New York
August 28, 2001